SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 1, 2016

Reynolds American Inc.

(Exact Name of Registrant as Specified in its Charter)

North Carolina	1-32258	20-0546644
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 North Main Street,

Winston-Salem, NC 27101

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 336-741-2000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.

On December 1, 2016, the Board of Directors of Reynolds American Inc. (“RAI”) approved a new form of Indemnification Agreement (the “New Indemnification Agreement”) to be entered into between RAI and its directors and Section 16 officers (as defined in Rule 16a-1(f) promulgated under the Securities Exchange Act of 1934, as amended). For those directors and Section 16 officers who have entered into RAI’s current form of Indemnification Agreement (the “Existing Agreement”), the entry into the New Indemnification Agreement will supersede and replace the Existing Agreement. RAI expects to enter into the New Indemnification Agreement with its directors and Section 16 officers as soon as practicable.

Under the New Indemnification Agreement, RAI will indemnify, defend and hold harmless the directors and Section 16 officers against any Indemnifiable Claims or Indemnifiable Losses, in each case as defined in, and subject to the terms and conditions of, the New Indemnification Agreement. The New Indemnification Agreement differs from the Existing Agreement in several respects; among other differences, the New Indemnification Agreement (1) provides that RAI will indemnify an indemnitee to the fullest extent permitted by North Carolina law, as such law may be amended to increase the scope of permitted or required indemnification; (2) allows an indemnitee to request that the Standard of Conduct Determination (the procedures by which RAI makes the determination of whether an indemnitee is entitled to indemnification) be made by independent counsel, rather than a portion of the disinterested directors of RAI, in all cases and regardless of whether a change in control has occurred; (3) clarifies that when determining whether an indemnitee is successful on an underlying claim and is therefore entitled to indemnification, there is a rebuttable presumption that the indemnitee is successful and entitled to indemnification; (4) acknowledges that the actions or failures to act on the part of another officer or employee of RAI will not be imputed to an indemnitee; (5) establishes that a valid determination that the indemnitee is entitled to indemnification will be final and binding on RAI; (6) removes a provision stating that a Standard of Conduct Determination adverse to the indemnitee could not be used as a defense by RAI in ensuing litigation; and (7) ensures that an indemnitee will be provided the same protections if the indemnitee is serving at a subsidiary or related entity of RAI.

The foregoing description of the New Indemnification Agreement is qualified in its entirety by the copy of the New Indemnification Agreement that is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 1, 2016, Thomas C. Wajnert notified RAI’s Board that he is retiring from the Board, effective as of the close of business on December 31, 2016. As previously announced, Mr. Wajnert also is retiring as Non-Executive Chairman of the Board, effective as of the close of business on December 31, 2016. Mr. Wajnert has served on RAI’s Board since July 30, 2004. He also served as a director of R.J. Reynolds Tobacco Holdings, Inc. from 1999 to 2004.

On December 1, 2016, upon the recommendation of the Board’s Corporate Governance, Nominating and Sustainability Committee, RAI’s Board also elected Lionel L. Nowell, III to serve as its Lead Director, effective January 1, 2017.

A copy of the press release announcing the foregoing Board changes is furnished as Exhibit 99.1 to this Current Report on Form 8-K. Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

ITEM 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 1, 2016, the Board of Directors of RAI amended Section 4.02 of RAI’s Amended and Restated Bylaws (the “Bylaws”), consistent with the terms of the New Indemnification Agreement, to clarify that, while a Standard of Conduct Determination adverse to an indemnitee will not create a presumption that such indemnitee failed to meet the applicable standard of conduct, RAI may raise such determination as a defense to a claim by such indemnitee seeking indemnification.

The foregoing description of the amendment to the Bylaws is qualified in its entirety by the copy of the amendment to the Bylaws that is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Number	Exhibit

3.1	Amendment to Amended and Restated Bylaws of Reynolds American Inc.

10.1	Form of Indemnification Agreement to be entered into between Reynolds American Inc. and its directors and Section 16 officers

99.1	Press Release of Reynolds American Inc., dated December 1, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REYNOLDS AMERICAN INC.

By:	/s/ McDara P. Folan, III
	Name:	McDara P. Folan, III
	Title:	Senior Vice President, Deputy General Counsel and Secretary

Date: December 2, 2016

INDEX TO EXHIBITS

Number	Exhibit

3.1	Amendment to Amended and Restated Bylaws of Reynolds American Inc.

10.1	Form of Indemnification Agreement to be entered into between Reynolds American Inc. and its directors and Section 16 officers

99.1	Press Release of Reynolds American Inc., dated December 1, 2016